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                                                                     EXHIBIT 8.2

                      [LETTERHEAD OF MILES & STOCKBRIDGE,
                          A PROFESSIONAL CORPORATION]

                               November 14, 1997

Computer Data Systems, Inc.
One Curie Court
Rockville, Maryland 20850

    Re:  REGISTRATION STATEMENT ON FORM S-4 OF AFFILIATED COMPUTER SERVICES,
         INC.

Ladies and Gentlemen:

    This opinion is delivered to you in connection with the Registration Statement on Form S-4 being filed with the Securities and Exchange Commission by Affiliated Computer Services, Inc. ("ACS") in connection with the proposed merger (the "Merger") of ACS Acquisition Corp., a wholly owned subsidiary of ACS, with and into Computer Data Systems, Inc. ("CDSI") pursuant to the Agreement and Plan of Merger, by and among ACS, ACS Acquisition Corp. and CDSI. We have reviewed the tax disclosure set forth in the Joint Proxy Statement/Prospectus which is included in the Registration Statement. In our opinion, the statements contained in the Joint Proxy Statement/Prospectus under the heading "The Proposed Merger and Related Transactions--Certain Federal Income Tax Consequences" fairly and accurately present the information required to be presented.

    This letter is furnished by us to you as counsel for CDSI and is solely for the benefit of CDSI.

    This opinion is based on current authorities and upon facts and assumptions as of this date. It is subject to change in the event of a change in applicable law or a change in the interpretation of such law by the courts or by the Internal Revenue Service. There can be no assurance that legislative or administrative changes or court decisions will not be forthcoming that would significantly modify this opinion. Any such changes may or may not be retroactive with respect to transactions prior to the date of such changes. This opinion has no binding effect or official status, and accordingly no assurance can be given that the position set forth herein will be sustained by a court, if contested. No ruling will be obtained from the Internal Revenue Service with respect to the Merger.

    We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "The Proposed Merger and Related Transactions--Certain Federal Income Tax Consequences" in the Joint Proxy Statement/Prospectus.

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                                Very truly yours,

                                MILES & STOCKBRIDGE,
                                a professional Corporation

                                By:           /s/ JEFFREY A. MARKOWITZ
                                     -----------------------------------------
                                                Jeffrey A. Markowitz
                                                     PRINCIPAL
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